Exhibit 10.2

Etsy, Inc.
Amended and Restated Compensation Program for Non-Employee Directors
Effective as of March 5, 2025

This program has been established in order to attract and retain non-employee directors who have the knowledge, skills and experience to serve as a member of the Board of Directors (the “Board”) of Etsy, Inc. (the “Company”).

All equity awards granted under this program shall be granted under the Etsy, Inc. 2024 Equity Incentive Plan or the Company’s then-current equity incentive plan (or director equity incentive plan, if any) (the “Equity Plan”). Capitalized terms used but not defined will have the meaning set forth in the applicable equity incentive plan or equity award agreement.

A. Continuing Directors

Annual Board Equity Retainer and Additional Retainers

Each non-employee director will receive an Option and/or Restricted Stock Units (the “Annual Equity Award” and in each case, “Equity”) on the date of the regular annual meeting of stockholders (the “Annual Meeting”) unless he or she received a New Director Equity Award in the same calendar year in which the Annual Meeting occurs. The fair value1 on the date of grant of each Annual Equity Award (other than for the Board Chair) will equal the amount of the Annual Board Equity Retainer.

Each Annual Equity Award will vest in full on the date of the next Annual Meeting following the date of grant (the “Next Annual Meeting”), provided that the director has served continuously as a member of the Board during the vesting period, and will vest in full in the event that the Company is subject to a Change in Control or in the event of the director’s death, in either case, that occurs prior to the Next Annual Meeting.

Notwithstanding any of the foregoing to the contrary, the fair value on the date of grant of the Annual Equity Award for the Board Chair (the “Annual Board Chair Equity Award”) will be equal to the sum of the Annual Board Equity Retainer, the Annual Board Cash Retainer and the Additional Retainer. The Annual Board Chair Equity Award will be granted on the date of the Annual Meeting and will vest in full on the date of the Next Annual Meeting, provided that the director has served continuously as a member of the Board during the vesting period, and will vest in full in the event that the Company is subject to a Change in Control or in the event of the director’s death, in either case, that occurs prior to the Next Annual Meeting.

1 “Fair value” of all equity awards described in this Compensation Program will be calculated in accordance with the Company’s Equity Grant Policy.

Annual Board Cash Retainer and Additional Retainers
With respect to the period commencing as of the date of an Annual Meeting and ending on the date of the Next Annual Meeting, each non-employee director (other than the Board Chair) will receive a lump sum cash payment on the date of the Next Annual Meeting (the “Annual Cash Payment”), provided that he or she has served continuously as a member of the Board through the date of such Next Annual Meeting, in an amount equal to the sum of the Annual Board Cash Retainer and the Additional Retainer. The Annual Cash Payment is vested upon payment.

B. New Directors
New Director Equity Award

Each new, non-employee director who joins the Board will be granted Equity in the same form of Equity as the Annual Equity Award most recently granted to the Company’s continuing directors and with a fair value on the date of grant equal to the amount of the Annual Board Equity Retainer (the “New Director Equity Award”). If such director’s appointment to the Board becomes effective after the date of the Annual Meeting, the director’s New Director Equity Award will be pro-rated based on the number of whole months that the director serves on the Board before the Next Annual Meeting.

Each New Director Equity Award will be granted on the first business day of the month following the month in which the director’s appointment to the Board becomes effective (or, if such day is not a trading day, on the following trading day) or, if the director’s appointment to the Board becomes effective during the month of, and prior to, the date of the Annual Meeting, then the New Director Equity Award will be granted on the date of the Annual Meeting.

Each New Director Equity Award will vest in full on the date of the Next Annual Meeting, provided that the director has served continuously as a member of the Board during the vesting period, and will vest in full in the event that the Company is subject to a Change in Control or in the event of the director’s death, in either case, that occurs prior to the Next Annual Meeting.

If a new director is eligible to receive an Additional Retainer for the Board Chair, it will be paid in the form of an Option and/or Restricted Stock Units, with a fair value on the date of grant equal to the amount of such Additional Retainer for the Board Chair. If such director’s appointment to the Board becomes effective after the date of the Annual Meeting, such award will be pro-rated based on the number of whole months that the director serves on the Board before the Next Annual Meeting. Such award will be granted on the same date that the director is granted his or her New Director Equity Award and will vest in full on the date of the Next Annual Meeting, provided that the director has served continuously as a member of the Board during the vesting period, and will vest in full in the event that the Company is subject to a Change in Control or in the event of the director’s death, in either case, that occurs prior to the Next Annual Meeting.

New Director Cash Payment

Each new, non-employee director who joins the Board will receive a lump sum cash payment (the “New Director Cash Payment”) equal to the sum of the Annual Board Cash Retainer and the Annual Retainer. If such director’s appointment to the Board becomes effective after the date of the Annual Meeting, the director’s New Director Cash Payment will be pro-rated based on the number of whole months that the director serves on the Board before the Next Annual Meeting.

Each New Director Cash Payment will be paid on the date of the Next Annual Meeting following the date on which the director’s appointment to the Board becomes effective, provided that he or she has served continuously as a member of the Board through the date of such Next Annual Meeting. The New Director Cash Payment is vested upon payment.

C. Additional Catch-Up Retainers

If a director becomes the Board Chair, or a member or Chair of a Board committee, after the date of the Annual Meeting (for continuing directors) or the date the director’s appointment to the Board became effective (for new directors), then the director will be entitled to receive an additional amount (the “Additional Catch-Up Retainer”) equal to the excess of the director’s Additional Retainers for the prior and new roles (the “Original Additional Retainer”) over the Additional Retainers that were actually paid to the director as of the date of the Annual Meeting (for continuing directors) or in connection with the director’s appointment to the Board (for new directors whose appointment to the Board is effective after the date of the Annual Meeting). The Original Additional Retainer will be pro-rated based on the number of whole months that the director served in each additional role during the period from the Annual Meeting (for continuing directors) or the date the director’s appointment to the Board became effective (for new directors) until the Next Annual Meeting.

The amount of any Additional Catch-Up Retainer attributable to any Additional Retainers (other than any Additional Retainer for the Board Chair) will be paid in the form of cash on the date of the Next Annual Meeting, provided that the director has served continuously as a member of the Board until the Next Annual Meeting.

If a director is eligible to receive an Additional Catch-Up Retainer attributable to an Additional Retainer for the Board Chair, it will be paid in the form of an Option and/or Restricted Stock Units, with a fair value on the date of grant equal to such amount. Such award will be granted on the first business day of the month following the month in which the director becomes the Board Chair (or, if such day is not a trading day, on the following trading day). Such award will vest in full on the date of the Next Annual Meeting, provided that the director has served continuously as a member of the Board during the vesting period, and will vest in full in the event that the Company is subject to a Change in Control or in the event of the director’s death, in either case, that occurs prior to the Next Annual Meeting.

D. Schedule of Fees

1. Annual Board Equity Retainer: $250,000

2. Annual Board Cash Retainer: $50,000

3. Additional Retainers:

Board Chair	$100,000
Chair of the Audit Committee	$24,000
Member (other than Chair) of the Audit Committee	$10,000
Chair of the Compensation Committee	$20,000
Member (other than Chair) of the Compensation Committee	$8,000
Chair of the Nominating and Corporate Governance Committee	$10,000
Member (other than Chair) of the Nominating and Corporate Governance Committee	$5,000.00
Chair of the Risk Oversight Committee	$20,000
Member (other than Chair) of the Risk Oversight Committee	$8,000
Member of any other Committee constituted by the Board from time to time	$40,000 (unless otherwise determined by the Board)
E. Expenses

The reasonable expenses incurred by non-employee directors in connection with attendance at Board or committee meetings or other Company-related activities will be reimbursed upon submission of appropriate documentation.

F. Administration

This Program shall be administered by the Compensation Committee of the Board, which shall have the power to interpret these provisions and approve changes from time to time as it deems appropriate.
G. Non-Employee Director Compensation Limit
Notwithstanding the foregoing, the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a member of the Board shall in no event exceed the limits set forth in Article 4.3 of the Equity Plan.